Pricing Supplement Dated August 27, 1999
(To Prospectus  dated June 25, 1999, and  Prospectus  Supplement  dated June 29,
1999)

The Charles Schwab Corporation
Medium-Term Notes, Series A (Fixed Rate)
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Trade Date:           August 27, 1999  Original Issue Date:    September 2, 1999
Principal Amount:         $15,000,000  Net Proceeds to Issuer:       $14,917,500
Issue Price:                     100%  Interest Payable:  March 1, September 1*,
Agent's Discount or Commission: .550%                            and at maturity
Interest Rate:                  7.29%  Agent's Capacity:            X  Principal
Maturity Date:      September 2, 2005                              ---
                                                                        Agent
                                                                   ---
* First coupon payable date commences March 1, 2000
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Form:                       X   Book-Entry
                           ---
                                Certificated
                           ---

Redemption:                 X   The Notes cannot be redeemed prior to maturity
                           ---
                                The Notes may be redeemed prior to maturity
                           ---
                  Initial Redemption Date:
                  Initial Redemption Price:
                  Annual Redemption Price Reduction:

Repayment:                  X   The Notes cannot be repaid prior to maturity
                           ---
                                The Notes can be repaid prior to maturity at the
                                option of the holder of the note
                           ---
                  Repayment Date:
                  Repayment Price:

Discount Note:             Yes       X  No
                       ---          ---

                  Total Amount of OID:
                  Yield to Maturity:
                  Initial Accrual Period:

Ranking:           X  Senior            Senior Subordinated
                  ---                ---

Morgan Stanley Dean Witter